UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2007

GOLD RESOURCE CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	333-129321	84-1473173
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Milwaukee Street, Suite 301 Denver, CO 80206
(Address of principal executive offices) (Zip Code)

Registrant's telephone number including area code: (303) 320-7708

        Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         [_]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [_]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [_]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [_]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities

        On December 5, 2007, Gold Resource Corporation, which we refer to as the Company, completed the sale of 5,413,500 shares of its common stock in a transaction that was not registered under the Securities Act of 1933, as amended, which we refer to as the 1933 Act.  Each share of common stock was sold for a price of $4.00, for aggregate gross proceeds of $21,654,000. The sales were made pursuant to a subscription agreement between the Company and each subscriber.

        The Company has agreed to pay finders’ fees in certain instances in connection with the placement in an amount up to 5% of the gross proceeds in cash and 5% of the number of shares placed in the offering in shares of its common stock. The finders’ fees will be paid after the offering is completed or terminated.

        Sales of common stock in the private placement were made outside the United States in reliance on the provisions of Regulation S of the 1933 Act, and to persons in the United States in reliance on Rule 506 under the 1933 Act. In connection with sales made in reliance on Regulation S:

(i) The offer was not made to any person in the United States and at the time the buy order was originated, the Company believed that the buyer was outside the United States;

(ii) No directed selling efforts were made in the United States; and

(iii) (a) Offering restrictions were implemented; and

 (b)         (1) The offer and sale of the securities were not made to a U.S. person or for the account or benefit of a U.S. person; (2) the purchaser of the securities certified that it was not a U.S. person and was not acquiring the securities for the account or benefit of a U.S. person or was a U.S. person who purchased securities in a transaction that did not that did not require registration under the Act; (3) the purchaser of the securities agreed to resell such securities only in accordance with the provision of Regulation S, pursuant to registration under the 1933 Act or pursuant to an available exemption from registration and further agreed not to engage in hedging transactions with regard to said securities unless in compliance with the 1933 Act; (4) the Company caused or will cause a legend to be placed on the certificates representing the shares noting the restrictions on transfer in accordance with Regulation S; and (5) the Company is required by contract to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act or pursuant through an available exemption.

        In connection with the sales made in reliance on Rule 506 of the 1933 Act:

(i) Neither the Company nor any person acting on its behalf offered or sold the securities by any form of general solicitation or general advertising;

(ii) The Company implemented limitations on resale, including:

(a) Making reasonable inquiry to determine if the purchaser acquired the securities for itself or for other persons;

    (b)               Providing disclosure to each purchaser prior to sale stating that the securities had not been registered under the 1933 Act and cannot be sold unless they are registered under the 1933 Act or unless an exemption from registration is available; and

(c) Promising to place a legend on certificates evidencing the securities noting the foregoing restrictions; and

(iii) The Company reasonable believes that all of the purchasers of the securities were “accredited investors” within the meaning of Rule 501 of the 1933 Act.

        The Company intends to use the proceeds of the private placement to acquire and construction a mill at its El Aguila project in Oaxaca, Mexico and for working capital.

        The Company is obligated to register securities issued in the private placement with the United States Securities and Exchange Commission. The Company anticipates filing that registration statement in the near future.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Subscription Agreement

Cautionary Statement for Purposes of the “Safe Harbor “Provisions of the Private Securities Litigation Reform Act of 1995.

        The matters discussed in this report on Form 8-K, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others set forth in the Company’s reports filed with the SEC, the results of its continuing exploration program, the decisions of third parties over which the Company has no control, commodity prices, environmental and government regulations, availability of financing, judicial proceedings, force majeure events, and other risk factors as described from time to time in the Company’s filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. The Company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.

SIGNATURE

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 5, 2007	GOLD RESOURCE CORPORATION. By: /s/ William W. Reid Name: William W. Reid Title: President

Exhibit Index

        The following is a list of the Exhibits furnished herewith.

Exhibit Number	Description of Exhibit

10.1	Form of Subscription Agreement